EXHIBIT 20

                              OFFICER'S CERTIFICATE
                        ANNUAL STATEMENT AS TO COMPLIANCE

          I, Arthur Q. Lyon, Chief Financial Officer of The Money Store Inc., a New Jersey Corporation (the "Company"), do hereby certify that:

          As servicer under the Pooling and Servicing Agreement dated as of February 28, 1999 (the "Agreement") with respect to The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1; (i) the Company has fully complied with the provisions of Article V and VII, (ii) a review of the activities of the Company during the preceding calendar year and of performance under the Agreement has been made under my supervision, and (iii) to the best of my knowledge, based on such review, the Company has fulfilled all its obligations under the Agreement throughout such year.


          The Company has provided this Officer's Certificate to those parties listed in Section 7.04 of the Agreements.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of April 16, 2001.



                                           /S/  ARTHUR Q. LYON
                                           -----------------------------------
                                           Arthur Q. Lyon
                                           Chief Financial Officer

                              OFFICER'S CERTIFICATE
                        ANNUAL STATEMENT AS TO COMPLIANCE

          I, Donald Coombe, Vice President - Loan Servicing of The Money Store Investment Corporation, a New Jersey Corporation (the "Company"), do hereby certify that:

          As servicer under the Pooling and Servicing Agreement dated as of February 28, 1999 (the "Agreement") with respect to The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1; (i) the Company has fully complied with the provisions of Article V and VII, (ii) a review of the activities of the Company during the preceding calendar year and of performance under the Agreement has been made under my supervision, and (iii) to the best of my knowledge, based on such review, the Company has fulfilled all its obligations under the Agreement throughout such year.

          The Company has provided this Officer's Certificate to those parties listed in Section 7.04 of the Agreements.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of April 16, 2001.


                                         /S/  DONALD COOMBE
                                         -----------------------------------
                                         Donald Coombe
                                         Vice President - Loan Servicing
                                         The Money Store Investment Corporation